Exhibit 99.1

Guidance Software Reports Record First Quarter Revenue of $21.7 Million for 2008

•	Record First Quarter Revenue of $21.7 Million, up $4.1 million, or 23% over first quarter 2007

•	Deferred Revenue Grows to $28.6 million, up $5.7 million, or 25% over first quarter 2007

PASADENA, California, May 8, 2008 (Business Wire) – Guidance Software, Inc. (NASDAQ: GUID), The World Leader in Digital Investigations™, today reported its financial results for the first quarter ended March 31, 2008.

“It’s my pleasure to report that Guidance Software had another very good quarter,” said Victor Limongelli, President and Chief Executive Officer of Guidance Software. “In addition to the strong recognized revenue performance, we delivered an improved bottom line (excluding share-based compensation) and continued growth in deferred revenue.”

Total revenue in the first quarter of fiscal 2008 was $21.7 million, a record first quarter and second only to the expected seasonally strong fourth quarter of 2007, representing an increase of $4.1 million, or 23 percent, over revenues achieved in the first quarter of 2007.

In the first quarter of fiscal 2008, product revenue was $10.9 million, rising $0.8 million, or 8.3 percent, year-over-year, in the company’s seasonally slowest quarter. Services and Maintenance revenue for the same period grew to $10.8 million, an increase of $3.3 million, or 43 percent, year-over-year.

Deferred revenue continued to grow in the first quarter, rising to $28.6 million as of March 31, 2008, an increase of $5.7 million, or 25 percent, year-over-year.

On a GAAP basis, the company reported a first quarter 2008 net loss of $2.7 million, or ($0.12) per share, versus a net loss of $1.9 million, or ($0.08) per share in the same quarter of the previous year.

On a non-GAAP basis, the company’s first quarter 2008 loss before income taxes, excluding share-based compensation, was $0.5 million, or ($0.02) per share, as compared to a non-GAAP loss before income taxes, excluding share-based compensation, of $0.9 million, or ($0.04) per share, in the first quarter of 2007.

Key metrics for the first quarter were:

GAAP

	Q1:08	Q1:07	FY:07	Q4:07
Overall Gross Margin	70.3%	70.1%	72.1%	72.5%
Product Gross Margin	92.8%	92.6%	93.8%	94.3%
Services Gross Margin	47.6%	39.9%	44.2%	46.0%

Non-GAAP (excluding Share Based Compensation)

	Q1:08	Q1:07	FY:07	Q4:07
Overall Gross Margin	72.4%	71.2%	73.2%	73.9%
Product Gross Margin	92.9%	92.8%	94.0%	94.5%
Services Gross Margin	51.7%	42.1%	46.6%	48.8%

Financial Outlook:

The Company maintains and reiterates its previously issued revenue guidance of $94 million to $99 million for 2008, as well as its previously issued EPS guidance (before income taxes, excluding share based compensation) of $0.11 to $0.24 per share, on a fully diluted basis.

“We are pleased by the revenue growth, gross margin improvement, EPS performance, and growth in deferred revenue,” said Frank Sansone, Chief Financial Officer of Guidance Software. “The ability of our company to deliver even in challenging economic times should give investors confidence in the strength of our business,” he added.

Conference Call Information:

The Company will host a conference call today at 2:00 p.m. pacific time, 5:00 p.m. eastern time to discuss its quarterly results. Participants should call (877) 545-1489 (North America) or (719) 325-4893 (International) and should dial in at least 5 minutes prior to the conference call.

A webcast and replay of the call may also be found on the Internet through Guidance Software’s Investor Relations web site at http://investors.guidancesoftware.com. A replay of the call will be available by calling (719) 457-0820, passcode 7481353, available from 8:00 p.m. eastern time, May 8, through midnight May 14, 2008.

Forward Looking Statements:

This release contains forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Investors are cautioned that forward-looking statements in this release involve risks and uncertainties that could cause actual results to differ materially from current expectations.

There can be no assurance that demand for the company’s products will continue at current or greater levels, or that the company will continue to grow revenues, or be profitable.

There are also risks that the company’s pursuit of providing network security and eDiscovery technology might not be successful, or that if successful, it will not materially enhance the company’s financial performance; that the company could fail to retain key employees; that changes in customer requirements and other general economic and political uncertainties could impact the company’s relationship with its customers; and that delays in product development, competitive pressures or technical difficulties could impact timely delivery of next-generation products; and other risks and uncertainties that are described from time to time in Guidance Software’s periodic reports and registration statements filed with the Securities and Exchange Commission.

The company specifically disclaims any responsibility for updating these forward-looking statements.

About Guidance Software:

Guidance Software is recognized worldwide as the industry leader in digital investigative solutions.

Its EnCase® platform provides the foundation for government, corporate and law enforcement organizations to conduct thorough, network-enabled, and court-validated computer investigations of any kind, such as responding to eDiscovery requests, conducting internal investigations, responding to regulatory inquiries or performing data and compliance auditing — all while maintaining the integrity of the data. There are more than 27,000 licensed users of the EnCase® technology worldwide, and thousands attend Guidance Software’s renowned training programs annually. Validated by numerous courts, corporate legal departments, government agencies and law enforcement organizations worldwide, EnCase has been honored with industry awards and recognition from eWEEK, SC Magazine, Network Computing, and the Socha-Gelbmann survey.

For more information about Guidance Software, visit www.guidancesoftware.com.

Source: Guidance Software

Bill Powell

Director of Investor Relations

(626) 229-9191 x133

investorrelations@guidancesoftware.com

GUID-F

Guidance Software, Inc.

Unaudited Condensed Consolidated Statements of Operations

(in thousands, except per share amounts)

	Three Months Ended March 31,
	2007	2008
Revenues:
Product revenue	$10,088	$10,922
Services and maintenance revenue	7,508	10,768

Total revenues	17,596	21,690

Cost of revenues:
Cost of product revenue	745	788
Cost of services and maintenance revenue	4,513	5,647

Total cost of revenues	5,258	6,435

Gross profit	12,338	15,255

Operating expenses:
Selling and marketing	8,692	9,734
Research and development	2,048	3,087
General and administrative	3,090	4,331
Depreciation	699	1,051

Total operating expenses	14,529	18,203

Operating (loss)	(2,191)	(2,948)

Interest income and other, net	360	301

(Loss) income before income taxes	(1,831)	(2,647)

Income tax provision	25	28

Net (loss) income	$(1,856)	$(2,675)

Net (loss) income per share	$(0.08)	$(0.12)

Shares used in per share calculation - basic	22,289	23,086

Shares used in per share calculation - diluted	22,289	23,086

Share based compensation expense (including taxes paid by the company) was allocated as follows:
Cost of product revenue	$23	$17
Cost of service and maintenance revenue	164	441
Selling and marketing	243	694
Research and development	131	349
General and administrative	327	615

Total share-based compensation expense	$888	$2,116

Supplemental Financial Data (See Note)
Non-GAAP (loss) income before income taxes excluding share-based compensation expense	$(943)	$(531)

Non-GAAP net (loss) income before income taxes per share excluding share-based compensation expense	$(0.04)	$(0.02)

Guidance Software, Inc.

Note to Unaudited Condensed Consolidated Statements of Operations

This press release and its attachments include the non-GAAP financial measures of net (loss) income before income taxes excluding share-based compensation expense and non-GAAP net (loss) income before income taxes per share excluding share-based compensation expense, which are reconciled to net (loss) income and net (loss) income per share, respectively, which we believe are the most comparable GAAP measures. We use these non-GAAP financial measures for internal managerial purposes, when publicly providing our business outlook, and to facilitate period-to-period comparisons. We describe limitations specific to each non-GAAP financial measure below.

Management generally compensates for limitations in the use of non-GAAP financial measures by relying on comparable GAAP financial measures and providing investors with a reconciliation of the non-GAAP financial measures only in addition to and in conjunction with results presented in accordance with GAAP. We believe that these non-GAAP financial measures reflect an additional way of viewing aspects of our operations that, when viewed with our GAAP results, provide a more complete understanding of factors and trends affecting our business. These non-GAAP measures should be considered as a supplement to, and not as a substitute for, or superior to, net (loss) income and net (loss) income per share calculated in accordance with GAAP.

Non-GAAP net (loss) income before income taxes is defined as net (loss) income before income taxes excluding compensation expenses required to be recorded by Statement of Financial Accounting Standard No. 123 (revised 2004), “Share-Based Payment” (“SFAS 123R”) for equity awards to employees and directors. Management and the Board of Directors believe it is useful in evaluating the Company’s and its management teams’ and business units’ performance during a particular time period to review the supplemental non-GAAP financial measures, which excludes income taxes and expenses related to share-based compensation, because income taxes are not the responsibility of operating managers and because FAS 123R compensation costs are generally fixed at the time an award is granted, are then expensed over several years and generally cannot be changed or influenced by management once granted. Accordingly, our operational managers are evaluated based on the operating expenses exclusive of income taxes and share-based compensation expenses and including such charges would hamper investors’ ability to evaluate the performance of our management in the manner in which the Company’s management evaluates performance.

Additionally, we believe it is useful in measuring the Company’s performance to exclude expenses related to income taxes and FAS 123 R equity expense because it facilitates comparability with prior period information.

Accordingly, management and the Board of Directors do not consider income taxes or share-based compensation costs for purposes of evaluating the performance of the business, and they exclude such costs when evaluating the performance of the Company, its business units and its management teams and when making decisions to allocate resources among the Company’s business units.

Guidance Software, Inc.

Reconciliation of GAAP (Loss) Income Before Income Taxes and Net (Loss) Income Before Taxes Per Share to

Non-GAAP (Loss) Income Before Income Taxes and Net (Loss) Income Before Income Taxes Per Share

(in thousands, except per share amounts)

	Three Months Ended March 31,
	2007	2008
GAAP (loss) income before income taxes	$(1,831)	$(2,647)

Share-based compensation expense as measured using the fair value method under SFAS 123R	$888	$2,116

Payroll taxes on employee stock options and restricted stock grants	—	—

Total share-based compensation expense	888	2,116

Non-GAAP (loss) income before income taxes excluding share-based compensation expense	$(943)	$(531)

Income tax provision	25	28

Non-GAAP (loss) income excluding share-based compensation expense	$(968)	$(559)

GAAP net (loss) income per share - diluted	$(0.08)	$(0.12)

Non-GAAP net (loss) income before income taxes per share excluding share-based compensation expense - diluted	$(0.04)	$(0.02)

Non-GAAP net (loss) income excluding share-based compensation expense - diluted	$(0.04)	$(0.02)

Shares used in per share calculations:
Basic	22,289	23,086

Diluted	22,289	23,086

Guidance Software, Inc.

Unaudited Condensed Consolidated Balance Sheets

(in thousands)

	December 31, 2007	March 31, 2008
ASSETS
Current assets:
Cash and cash equivalents	$37,591	$36,203
Trade receivables, net	21,093	23,419
Prepaid expenses, inventory and other current assets	2,863	2,463
Deferred tax asset	1,386	1,386

Total current assets	62,933	63,471

Property and equipment, net	12,515	12,277
Other assets	489	493

Total assets	$75,937	$76,241

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$4,595	$4,053
Accrued expenses	6,421	6,208
Capital lease obligations	586	449
Deferred revenues	24,895	26,023

Total current liabilities	36,497	36,733

Long-term liabilities:
Rent incentives	3,053	2,944
Capital lease obligations	185	116
Deferred revenues	2,306	2,591

Total long-term liabilities	5,544	5,651

Stockholders’ equity:
Common stock	23	23
Additional paid-in capital	46,516	49,152
Accumulated deficit	(12,643)	(15,318)

Total stockholders’ equity	33,896	33,857

Total liabilities and stockholders’ equity	$75,937	$76,241